Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES FIRST QUARTER EARNINGS AND
FINANCIAL RESULTS

RED BANK, NEW JERSEY, April 25, 2019…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $21.2 million, or $0.42 per diluted share, for the three months ended March 31, 2019, as compared to $5.4 million, or $0.12 per diluted share, for the corresponding prior year period.
The results of operations for the quarter ended March 31, 2019 include merger related expenses and branch consolidation expenses, which decreased net income, net of tax benefit, by $4.4 million. Excluding these items, core earnings for the quarter ended March 31, 2019 were $25.6 million, or $0.51 per diluted share. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related and branch consolidation expenses).

Highlights for the quarter are described below:

•
On January 31, 2019, the Company completed its acquisition of Capital Bank of New Jersey (“Capital Bank”), which added $494 million to assets, $307 million to loans, and $449 million to deposits. The Company anticipates full integration of operations and the elimination of duplicate branches in Capital Bank’s market areas in June 2019, resulting in cost savings in future periods.

•	The Company’s net interest margin expanded to 3.78%, as compared to 3.71% in the prior linked quarter and 3.73% in the comparable prior year period.

•
Return on average assets for the quarter ended March 31, 2019 was 1.10% and return on average tangible stockholders’ equity was 11.97%, while core return on average assets was 1.32% and core return on average tangible stockholders’ equity was 14.46%, representing increases of 11% and 3%, respectively, as compared to the corresponding prior year period.

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to report strong results for the quarter with an expanding net interest margin, core earnings of $25.6 million, and core diluted earnings per share of $0.51.” Mr. Maher added, “With Capital Bank closing on January 31, 2019, we welcome their stockholders, employees, and customers into the OceanFirst family.”
The Company announced that the Company’s Board of Directors declared its eighty-ninth consecutive quarterly cash dividend on common stock. The dividend, related to the three months ended March 31, 2019, of $0.17 per share will be paid on May 17, 2019 to stockholders of record on May 6, 2019.
Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations are included in the consolidated results for the quarter ended March 31, 2019, but are excluded from the results of operations for the period from January 1, 2018 to January 31, 2018.

On January 31, 2019, the Company completed its acquisition of Capital Bank and its results of operations from February 1, 2019 through March 31, 2019 are included in the consolidated results for the quarter ended March 31, 2019, but are not included in the results of operations for the corresponding prior year period.
Net income for the quarter ended March 31, 2019, was $21.2 million, or $0.42 per diluted share, as compared to $5.4 million, or $0.12 per diluted share, for the corresponding prior year period. Net income for the quarter ended March 31, 2019 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $4.4 million. Net income for the quarter ended March 31, 2018 included merger related and branch consolidation expenses which decreased net income, net of tax benefit, by $14.6 million. Excluding these items, net income for the quarter ended March 31, 2019, increased over the same prior year period, primarily due to the acquisition of Capital Bank and the expense reductions driven by the integration of Sun in the second quarter of 2018.
Net interest income for the quarter ended March 31, 2019 increased to $64.4 million, as compared to $55.7 million for the same prior year period, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased by $857.9 million for the quarter ended March 31, 2019, as compared to the same prior year period. The average for the quarter ended March 31, 2019 was favorably impacted by $280.4 million of interest-earning assets acquired from Capital Bank. Average loans receivable, net, increased by $817.9 million for the quarter ended March 31, 2019, as compared to the same prior year period. The increase attributable to the acquisition of Capital Bank was $198.6 million. The net interest margin for the quarter ended March 31, 2019 increased to 3.78%, from 3.73%, for the same prior year period. The net interest margin benefited from the accretion of purchase accounting adjustments on the Capital Bank acquisition of $521,000 for the quarter ended March 31, 2019 and the impact of Federal Reserve interest rate increases. For the quarter ended March 31, 2019, the cost of average interest-bearing liabilities increased to 0.90%, from 0.59%, in the corresponding prior year period. The total cost of deposits (including non-interest bearing deposits) was 0.57% for the quarter ended March 31, 2019, as compared to 0.33% in the same prior year period.
Net interest income for the quarter ended March 31, 2019, increased by $2.5 million, as compared to the prior linked quarter, as average interest-earning assets increased by $301.1 million of which $280.4 million is related to the Capital Bank acquisition. The net interest margin increased to 3.78% for the quarter ended March 31, 2019, as compared to 3.71% for the prior linked quarter. The total cost of deposits (including non-interest bearing deposits) was 0.57% for the quarter ended March 31, 2019, as compared to 0.48% for three months ended December 31, 2018.
For the quarter ended March 31, 2019, the provision for loan losses was $620,000, as compared $1.4 million for the corresponding prior year period, and $506,000 in the prior linked quarter. Net loan charge-offs were $492,000 for the quarter ended March 31, 2019, as compared to net loan charge-offs of $275,000 in the corresponding prior year period, and net loan charge-offs of $750,000 in the prior linked quarter. Non-performing loans totaled $20.9 million at March 31, 2019, as compared to $17.4 million at December 31, 2018 and $18.3 million at March 31, 2018.
For the quarter ended March 31, 2019, other income increased to $9.5 million, as compared to $8.9 million for the corresponding prior year period. The increase was partly due to the impact of the Capital Bank acquisition, which added $199,000 to other income for the quarter ended March 31, 2019 and the decrease in the loss from other real estate operations.
For the quarter ended March 31, 2019, other income increased by $764,000, as compared to the prior linked quarter. The increase was due to the impact of the Capital Bank acquisition and the decrease in the loss from other real estate operations.
Operating expenses decreased to $47.3 million for the quarter ended March 31, 2019, as compared to $56.8 million in the same prior year period. Operating expenses for the quarter ended March 31, 2019 included $5.4 million of merger related and branch consolidation expenses, as compared to $18.3 million in these expenses in the same prior year period. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Capital Bank acquisition, which added $1.4 million for the quarter ended March 31, 2019. Excluding the Capital Bank acquisition, the remaining increase in operating expenses, for the quarter ended March 31, 2019 over the prior year period, was primarily due to increases in professional fees and compensation and employee benefits expense.
For the quarter ended March 31, 2019, operating expenses, excluding merger and branch consolidation expenses, increased by $4.0 million, as compared to the prior linked quarter. The increase was primarily related to the additional expense related to the Capital Bank acquisition, which added $1.4 million for the quarter ended March 31, 2019. Excluding the Capital Bank acquisition, the remaining increase in operating expenses for the quarter ended March 31, 2019, compared to the prior linked quarter, was primarily due to increased compensation and employee benefits expense of $2.7 million as a result of higher incentive and stock plan expenses.
The provision for income taxes was $4.8 million for the quarter ended March 31, 2019, as compared to $1.0 million for the same prior year period. The effective tax rate was 18.6% for the quarter ended March 31, 2019, as compared to 15.6%, for the same prior year period.
Financial Condition
Total assets increased by $576.8 million, to $8.093 billion at March 31, 2019, from $7.516 billion at December 31, 2018, primarily as a result of the acquisition of Capital Bank, which added $494.2 million to total assets. Loans receivable, net, increased by $389.6 million, to $5.969 billion at March 31, 2019, from $5.579 billion at December 31, 2018, due to acquired loans of $307.0 million as well as purchased loans totaling $100.0 million. As part of the acquisition of Capital Bank, the Company’s goodwill balance increased to $375.1 million at March 31, 2019, from $338.4 million at December 31, 2018, and the core deposit intangible increased to $18.6 million, from $17.0 million at December 31, 2018.

Deposits increased by $475.9 million, to $6.290 billion at March 31, 2019, from $5.815 billion at December 31, 2018, due to acquired deposits of $449.0 million. The loan-to-deposit ratio at March 31, 2019 was 94.9%, as compared to 96.0% at December 31, 2018.
Included in other assets and other liabilities is $20.6 million and $20.7 million, respectively, related to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).
Stockholders’ equity increased to $1.127 billion at March 31, 2019, as compared to $1.039 billion at December 31, 2018. The acquisition of Capital Bank added $76.4 million to stockholders’ equity. At March 31, 2019, there were 1.1 million shares available for repurchase under the Company’s stock repurchase program. For the quarter ended March 31, 2019, the Company repurchased 159,307 shares under the repurchase program. Tangible stockholders’ equity per common share increased to $14.32 at March 31, 2019, as compared to $14.26 at December 31, 2018.
Asset Quality
The Company’s non-performing loans increased to $20.9 million at March 31, 2019, as compared to $17.4 million at December 31, 2018. Non-performing loans do not include $16.3 million of purchased credit-impaired (“PCI”) loans acquired in the Capital Bank, Sun, Ocean Shore Holding Co. (“Ocean Shore”), Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $1.6 million at March 31, 2019, as compared to $1.4 million at December 31, 2018.
At March 31, 2019, the Company’s allowance for loan losses was 0.28% of total loans, a decrease from 0.30% at December 31, 2018. These ratios exclude existing fair value credit marks of $35.2 million at March 31, 2019 on loans acquired from the Acquisition Transactions, and $31.6 million at December 31, 2018 on loans acquired from Sun, Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 79.95% at March 31, 2019, as compared to 95.19% at December 31, 2018.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses and the impact to income tax expense related to the revaluation of deferred tax assets as required under Tax Reform, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, April 26, 2019 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10129776 from one hour after the end of the call until July 26, 2019. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is an $8.1 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	March 31, 2019	December 31, 2018	March 31, 2018
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$134,235	$120,792	$119,364
Federal funds sold	18,733	—	—
Debt securities available-for-sale, at estimated fair value	122,558	100,717	86,114
Debt securities held-to-maturity, net (estimated fair value of $896,812 at March 31, 2019, $832,815 at December 31, 2018, and $971,399 at March 31, 2018)	900,614	846,810	982,857
Equity investments, at estimated fair value	9,816	9,655	9,565
Restricted equity investments, at cost	55,663	56,784	50,418
Loans receivable, net	5,968,830	5,579,222	5,413,780
Loans held-for-sale	—	—	167
Interest and dividends receivable	22,294	19,689	19,422
Other real estate owned	1,594	1,381	8,265
Premises and equipment, net	113,226	111,209	121,835
Bank Owned Life Insurance	234,183	222,482	218,673
Deferred tax asset	66,689	63,377	60,136
Assets held for sale	4,522	4,522	3,147
Other assets	46,266	24,101	43,687
Core deposit intangible	18,629	16,971	19,950
Goodwill	375,096	338,442	337,519
Total assets	$8,092,948	$7,516,154	$7,494,899
Liabilities and Stockholders’ Equity
Deposits	$6,290,485	$5,814,569	$5,907,336
Federal Home Loan Bank advances	418,016	449,383	341,646
Securities sold under agreements to repurchase with retail customers	66,174	61,760	82,463
Other borrowings	99,579	99,530	99,359
Advances by borrowers for taxes and insurance	15,138	14,066	11,974
Other liabilities	76,393	37,488	44,661
Total liabilities	6,965,785	6,476,796	6,487,439
Total stockholders’ equity	1,127,163	1,039,358	1,007,460
Total liabilities and stockholders’ equity	$8,092,948	$7,516,154	$7,494,899

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31, 2019	December 31, 2018	March 31, 2018
	|-------------------- (Unaudited) --------------------|
Interest income:
Loans	$69,001	$65,320	$56,598
Mortgage-backed securities	4,041	3,947	3,685
Debt securities, equity investments and other	3,380	3,091	2,554
Total interest income	76,422	72,358	62,837
Interest expense:
Deposits	8,639	7,068	4,464
Borrowed funds	3,395	3,449	2,662
Total interest expense	12,034	10,517	7,126
Net interest income	64,388	61,841	55,711
Provision for loan losses	620	506	1,371
Net interest income after provision for loan losses	63,768	61,335	54,340
Other income:
Bankcard services revenue	2,285	2,511	1,919
Wealth management revenue	498	524	553
Fees and service charges	4,516	4,910	4,674
Net gain on sales of loans	8	14	617
Net unrealized gain (loss) on equity investments	108	83	(138)
Net loss from other real estate operations	(6)	(837)	(412)
Income from Bank Owned Life Insurance	1,321	1,292	1,141
Other	782	251	556
Total other income	9,512	8,748	8,910
Operating expenses:
Compensation and employee benefits	22,414	18,946	21,251
Occupancy	4,530	4,333	4,567
Equipment	1,946	2,315	1,903
Marketing	930	940	561
Federal deposit insurance	832	856	930
Data processing	3,654	3,318	3,176
Check card processing	1,438	1,305	989
Professional fees	1,709	1,217	1,283
Other operating expense	3,369	3,581	3,016
Amortization of core deposit intangible	1,005	983	832
Branch consolidation expense (income)	391	240	(176)
Merger related expenses	5,053	1,048	18,486
Total operating expenses	47,271	39,082	56,818
Income before provision for income taxes	26,009	31,001	6,432
Provision for income taxes	4,836	4,269	1,005
Net income	$21,173	$26,732	$5,427
Basic earnings per share	$0.43	$0.56	$0.12
Diluted earnings per share	$0.42	$0.55	$0.12
Average basic shares outstanding	49,526	47,709	43,880
Average diluted shares outstanding	50,150	48,411	44,846

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial:
Commercial and industrial		$383,686	$304,996	$343,121	$338,436	$370,711
Commercial real estate - owner - occupied		802,229	740,893	735,289	717,061	763,261
Commercial real estate - investor		2,161,451	2,023,131	2,019,859	2,076,930	2,034,708
Total commercial		3,347,366	3,069,020	3,098,269	3,132,427	3,168,680
Consumer:
Residential real estate		2,162,668	2,044,523	2,020,155	2,013,389	1,882,981
Home equity loans and lines		351,303	353,609	359,094	365,448	371,340
Other consumer		116,838	121,561	74,555	50,952	1,844
Total consumer		2,630,809	2,519,693	2,453,804	2,429,789	2,256,165
Total loans		5,978,175	5,588,713	5,552,073	5,562,216	5,424,845
Deferred origination costs, net		7,360	7,086	8,707	7,510	5,752
Allowance for loan losses		(16,705)	(16,577)	(16,821)	(16,691)	(16,817)
Loans receivable, net		$5,968,830	$5,579,222	$5,543,959	$5,553,035	$5,413,780
Mortgage loans serviced for others		$92,274	$95,100	$106,369	$105,116	$109,273
	At March 31, 2019 Average Yield
Loan pipeline (1):
Commercial	5.22%	$122,325	$129,839	$137,519	$166,178	$71,982
Residential real estate	4.11	63,598	49,800	64,841	64,259	73,513
Home equity loans and lines	5.58	4,688	6,571	11,030	9,240	11,338
Total	4.86%	$190,611	$186,210	$213,390	$239,677	$156,833

	For the Three Months Ended
	March 31, 2019			December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
	Average Yield
Loan originations:
Commercial	5.38%	$172,233		$151,851		$136,764		$67,297		$59,150
Residential real estate	4.28	75,530		92,776		124,419		109,357		68,835
Home equity loans and lines	5.51	13,072		15,583		17,892		20,123		14,891
Total	5.07%	$260,835	(2)	$260,210	(3)	$279,075	(4)	$196,777	(6)	$142,876
Loans sold		$495		$728	(5)	$1,349	(5)	$422		$241	(7)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $100.0 million for residential real estate.

(3)	Excludes purchased loans of $49.5 million for other consumer and $753,000 for residential real estate.

(4)	Excludes purchased loans of $25.0 million for other consumer.

(5)
Excludes the sale of under-performing commercial loans of $1.7 million and under-performing residential loans of $5.1 million for the three months ended December 31, 2018, and September 30, 2018, respectively.

(6)	Excludes purchased loans of $23.6 million for commercial, $49.0 million for residential real estate, and $49.1 million for other consumer.

(7)	Excludes the sale of SBA loans acquired from Sun and under-performing loans totaling $8.5 million.

DEPOSITS	At
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Type of Account
Non-interest-bearing	$1,352,520	$1,151,362	$1,196,875	$1,195,980	$1,117,100
Interest-bearing checking	2,400,192	2,350,106	2,332,215	2,265,971	2,330,682
Money market deposit	666,067	569,680	584,250	574,269	613,183
Savings	922,113	877,177	887,799	903,777	917,288
Time deposits	949,593	866,244	853,111	879,409	929,083
	$6,290,485	$5,814,569	$5,854,250	$5,819,406	$5,907,336

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Non-performing loans:
Commercial and industrial	$240	$1,587	$1,727	$1,947	$1,717
Commercial real estate - owner-occupied	4,565	501	511	522	862
Commercial real estate - investor	4,115	5,024	8,082	6,364	7,994
Residential real estate	8,611	7,389	6,390	6,858	5,686
Home equity loans and lines	3,364	2,914	2,529	2,415	1,992
Total non-performing loans	20,895	17,415	19,239	18,106	18,251
Other real estate owned	1,594	1,381	6,231	7,854	8,265
Total non-performing assets	$22,489	$18,796	$25,470	$25,960	$26,516
Purchased credit-impaired (“PCI”) loans	$16,306	$8,901	$9,700	$12,995	$14,352
Delinquent loans 30 to 89 days	$21,578	$25,686	$26,691	$36,010	$35,431
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$6,484	$3,595	$3,568	$4,190	$4,306
Performing	19,690	22,877	24,230	24,272	33,806
Total troubled debt restructurings	$26,174	$26,472	$27,798	$28,462	$38,112
Allowance for loan losses	$16,705	$16,577	$16,821	$16,691	$16,817
Allowance for loan losses as a percent of total loans receivable (1)	0.28%	0.30%	0.30%	0.30%	0.31%
Allowance for loan losses as a percent of total non-performing loans	79.95	95.19	87.43	92.18	92.14
Non-performing loans as a percent of total loans receivable	0.35	0.31	0.35	0.33	0.34
Non-performing assets as a percent of total assets	0.28	0.25	0.34	0.34	0.35

(1)
The loans acquired from Capital Bank, Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $35,204, $31,647, $34,357, $37,679, and $40,717 at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	March 31, 2019	December 31, 2018		September 30, 2018		June 30, 2018	March 31, 2018
Net Charge-offs:
Loan charge-offs	$(868)	$(1,133)		$(891)		$(1,284)	$(533)
Recoveries on loans	376	383		114		452	258
Net loan charge-offs	$(492)	$(750)	(1)	$(777)	(1)	$(832)	$(275)
Net loan charge-offs to average total loans (annualized)	0.03%	0.05%		0.06%		0.06%	0.02%
Net charge-off detail - (loss) recovery:
Commercial	$(58)	$(871)		$(246)		$(846)	$(10)
Residential real estate	(425)	210		(478)		(20)	(159)
Home equity loans and lines	(4)	(62)		(35)		31	(99)
Other consumer	(5)	(27)		(18)		3	(7)
Net loan charge-offs	$(492)	$(750)	(1)	$(777)	(1)	$(832)	$(275)

(1)	Included in net loan charge-offs for the three months ended December 31, 2018 and September 30, 2018 are $243 and $430, respectively, relating to under-performing loans sold.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$79,911	$467	2.37%	$53,023	$236	1.77%	$50,251	$209	1.69%
Securities (1)	1,067,150	6,954	2.64	1,037,039	6,802	2.60	1,056,774	6,030	2.31
Loans receivable, net (2)
Commercial	3,211,296	41,408	5.23	3,061,999	39,045	5.06	2,772,952	33,391	4.88
Residential	2,094,131	21,404	4.09	2,036,024	20,688	4.06	1,843,804	19,037	4.19
Home Equity	353,358	4,707	5.40	356,088	4,656	5.19	342,078	4,143	4.91
Other	119,185	1,482	5.04	78,832	931	4.69	1,458	27	7.51
Allowance for loan loss net of deferred loan fees	(10,083)	—	—	(9,198)	—	—	(10,285)	—	—
Loans Receivable, net	5,767,887	69,001	4.85	5,523,745	65,320	4.69	4,950,007	56,598	4.64
Total interest-earning assets	6,914,948	76,422	4.48	6,613,807	72,358	4.34	6,057,032	62,837	4.21
Non-interest-earning assets	924,368			890,304			785,661
Total assets	$7,839,316			$7,504,111			$6,842,693
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,463,268	3,745	0.62%	$2,407,400	3,120	0.51%	$2,263,318	1,758	0.32%
Money market	623,868	1,157	0.75	585,117	894	0.61	525,933	550	0.42
Savings	904,047	286	0.13	878,617	263	0.12	825,044	195	0.10
Time deposits	932,341	3,451	1.50	848,361	2,791	1.31	820,834	1,961	0.97
Total	4,923,524	8,639	0.71	4,719,495	7,068	0.59	4,435,129	4,464	0.41
FHLB Advances	339,686	1,839	2.20	354,296	1,930	2.16	322,120	1,513	1.90
Securities sold under agreements to repurchase	65,295	55	0.34	60,901	43	0.28	78,931	40	0.21
Other borrowings	99,517	1,501	6.12	99,431	1,476	5.89	80,112	1,109	5.61
Total interest-bearing liabilities	5,428,022	12,034	0.90	5,234,123	10,517	0.80	4,916,292	7,126	0.59
Non-interest-bearing deposits	1,257,335			1,177,321			1,004,673
Non-interest-bearing liabilities	55,975			56,705			55,031
Total liabilities	6,741,332			6,468,149			5,975,996
Stockholders’ equity	1,097,984			1,035,962			866,697
Total liabilities and equity	$7,839,316			$7,504,111			$6,842,693
Net interest income		$64,388			$61,841			$55,711
Net interest rate spread (3)			3.58%			3.54%			3.62%
Net interest margin (4)			3.78%			3.71%			3.73%
Total cost of deposits (including non-interest-bearing deposits)			0.57%			0.48%			0.33%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.
Certain amounts previously reported have been reclassified to conform to the current year’s presentation.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Selected Financial Condition Data:
Total assets	$8,092,948	$7,516,154	$7,562,589	$7,736,903	$7,494,899
Debt securities available-for-sale, at estimated fair value	122,558	100,717	100,015	100,369	86,114
Debt securities held-to-maturity, net	900,614	846,810	883,540	922,756	982,857
Equity investments, at estimated fair value	9,816	9,655	9,519	9,539	9,565
Restricted equity investments, at cost	55,663	56,784	57,143	66,981	50,418
Loans receivable, net	5,968,830	5,579,222	5,543,959	5,553,035	5,413,780
Deposits	6,290,485	5,814,569	5,854,250	5,819,406	5,907,336
Federal Home Loan Bank advances	418,016	449,383	456,806	674,227	341,646
Securities sold under agreements to repurchase and other borrowings	165,753	161,290	160,517	161,604	181,822
Stockholders’ equity	1,127,163	1,039,358	1,029,844	1,012,568	1,007,460

	For the Three Months Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Selected Operating Data:
Interest income	$76,422	$72,358	$71,382	$70,078	$62,837
Interest expense	12,034	10,517	9,878	8,631	7,126
Net interest income	64,388	61,841	61,504	61,447	55,711
Provision for loan losses	620	506	907	706	1,371
Net interest income after provision for loan losses	63,768	61,335	60,597	60,741	54,340
Other income	9,512	8,748	8,285	8,883	8,910
Operating expenses	41,827	37,794	37,503	42,470	38,508
Branch consolidation expense (income)	391	240	1,368	1,719	(176)
Merger related expenses	5,053	1,048	662	6,715	18,486
Income before provision for income taxes	26,009	31,001	29,349	18,720	6,432
Provision for income taxes	4,836	4,269	5,278	3,018	1,005
Net income	$21,173	$26,732	$24,071	$15,702	$5,427
Diluted earnings per share	$0.42	$0.55	$0.50	$0.32	$0.12
Net accretion/amortization of purchase accounting adjustments included in net interest income	$4,027	$3,918	$4,036	$4,883	$3,930

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	1.10%	1.41%	1.26%	0.84%	0.32%
Return on average stockholders’ equity (2)	7.82	10.24	9.36	6.23	2.54
Return on average tangible stockholders’ equity (2) (3)	11.97	15.60	14.39	9.64	3.80
Stockholders’ equity to total assets	13.93	13.83	13.62	13.09	13.44
Tangible stockholders’ equity to tangible assets (3)	9.53	9.55	9.35	8.87	9.11
Net interest rate spread	3.58	3.54	3.51	3.61	3.62
Net interest margin	3.78	3.71	3.67	3.73	3.73
Operating expenses to average assets (2)	2.45	2.07	2.07	2.71	3.37
Efficiency ratio (2) (4)	63.97	55.37	56.65	72.38	87.92
Loans to deposits	94.89	95.95	94.70	95.42	91.65

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Wealth Management:
Assets under administration	$200,130	$184,476	$209,796	$210,690	$221,493
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.15	$0.15	$0.15
Stockholders’ equity per common share at end of period	22.00	21.68	21.29	20.97	20.94
Tangible stockholders’ equity per common share at end of period (3)	14.32	14.26	13.93	13.56	13.51
Common shares outstanding at end of period	51,233,944	47,951,168	48,382,370	48,283,500	48,105,623
Number of full-service customer facilities:	63	59	59	59	76
Quarterly Average Balances
Total securities	$1,067,150	$1,037,039	$1,080,784	$1,119,354	$1,056,774
Loans, receivable, net	5,767,887	5,523,745	5,534,086	5,425,970	4,950,007
Total interest-earning assets	6,914,948	6,613,807	6,652,224	6,603,415	6,057,032
Total assets	7,839,316	7,504,111	7,568,630	7,532,968	6,842,693
Interest-bearing transaction deposits	3,991,183	3,871,134	3,775,398	3,878,117	3,614,295
Time deposits	932,341	848,361	864,264	902,091	820,834
Total borrowed funds	504,498	514,628	636,310	540,356	481,163
Total interest-bearing liabilities	5,428,022	5,234,123	5,275,972	5,320,564	4,916,292
Non-interest bearing deposits	1,257,335	1,177,321	1,210,650	1,149,764	1,004,673
Stockholders’ equity	1,097,984	1,035,962	1,020,736	1,011,378	866,697
Total deposits	6,180,859	5,896,816	5,850,312	5,929,972	5,439,802
Quarterly Yields
Total securities	2.64%	2.60%	2.46%	2.39%	2.31%
Loans, receivable, net	4.85	4.69	4.62	4.67	4.64
Total interest-earning assets	4.48	4.34	4.26	4.26	4.21
Interest-bearing transaction deposits	0.53	0.44	0.34	0.31	0.28
Time deposits	1.50	1.31	1.17	1.00	0.97
Borrowed funds	2.73	2.66	2.54	2.51	2.24
Total interest-bearing liabilities	0.90	0.80	0.74	0.65	0.59
Net interest spread	3.58	3.54	3.51	3.61	3.62
Net interest margin	3.78	3.71	3.67	3.73	3.73
Total deposits	0.57	0.48	0.39	0.35	0.33

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses and the impact to income tax expense related to Tax Reform. Refer to Other Items - Non-GAAP Reconciliation for impact of these items.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Core earnings:
Net income	$21,173	$26,732	$24,071	$15,702	$5,427
Add: Merger related expenses	5,053	1,048	662	6,715	18,486
Branch consolidation expenses	391	240	1,368	1,719	(176)
Income tax benefit related to Tax Reform	—	(1,854)	—	—	—
Less: Income tax expense on items	(1,039)	(130)	(426)	(1,771)	(3,664)
Core earnings	$25,578	$26,036	$25,675	$22,365	$20,073
Core diluted earnings per share	$0.51	$0.54	$0.53	$0.46	$0.45

Core ratios (Annualized):
Return on average assets	1.32%	1.38%	1.35%	1.19%	1.19%
Return on average tangible stockholders’ equity	14.46	15.19	15.35	13.73	14.07
Efficiency ratio	56.60	53.54	53.74	60.39	59.59

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Total stockholders’ equity	$1,127,163	$1,039,358	$1,029,844	$1,012,568	$1,007,460
Less:
Goodwill	375,096	338,442	338,104	338,972	337,519
Core deposit intangible	18,629	16,971	17,954	18,949	19,950
Tangible stockholders’ equity	$733,438	$683,945	$673,786	$654,647	$649,991

Total assets	$8,092,948	$7,516,154	$7,562,589	$7,736,903	$7,494,899
Less:
Goodwill	375,096	338,442	338,104	338,972	337,519
Core deposit intangible	18,629	16,971	17,954	18,949	19,950
Tangible assets	$7,699,223	$7,160,741	$7,206,531	$7,378,982	$7,137,430
Tangible stockholders’ equity to tangible assets	9.53%	9.55%	9.35%	8.87%	9.11%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Capital Bank, net of the total consideration paid (in thousands):

	At January 31, 2019
	Capital Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$76,834
Assets acquired:
Cash and cash equivalents	$59,748	$—	$59,748
Securities	103,798	(23)	103,775
Loans	312,320	(5,303)	307,017
Accrued interest receivable	1,387	—	1,387
Bank Owned Life Insurance	10,460	—	10,460
Deferred tax asset	1,605	2,373	3,978
Other assets	9,384	(4,185)	5,199
Core deposit intangible	—	2,662	2,662
Total assets acquired	498,702	(4,476)	494,226
Liabilities assumed:
Deposits	(448,792)	(226)	(449,018)
Other liabilities	(827)	(4,224)	(5,051)
Total liabilities assumed	(449,619)	(4,450)	(454,069)
Net assets acquired	$49,083	$(8,926)	$40,157
Goodwill recorded in the merger			$36,677
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.